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                                                                      EXHIBIT 21


           SUBSIDIARIES OF THE REGISTRANT METHODE ELECTRONICS, INC.

Subsidiary (1)                                     Jurisdiction of Incorporation
--------------                                     -----------------------------
Adam Technologies, Inc.                                       Delaware
Duel Systems, Inc.                                            Delaware
Graphic Research, Inc.                                       California
Intertrace Technology, Inc.                                   Delaware
Magna-lastic Devices, Inc.                                    Delaware
Merit-Malta North America, Inc.                               Michigan
Meritronic                                                      Malta
Methode of California (2)                                    California
Methode Development Company                                   Delaware
Methode Electronics China PTE, Ltd.                           Singapore
Methode Electronics Europe, Ltd.                              Scotland
Methode Electronics Far East Pte., Ltd.                       Singapore
Methode Electronics Foreign Sales Corporation            U.S. Virgin Islands
Methode Electronics Ireland Limited                            Ireland
Methode Electronics Malta Ltd.                                  Malta
Methode Fibre Optic Products PTY, Ltd.                         Australia
Methode Fibre Optics U.K. Ltd.                              United Kingdom
Methode Florida, Inc. (3)                                     Delaware
Methode International, GmbH                                    Germany
Methode New England Co., Inc.                                 Delaware
Methode Technical Components                                  Delaware
Optokon                                                    Czech Republic
Stratos, Ltd.                                              United Kingdom
Sentorque, Inc.                                               Delaware

(1) All subsidiaries 100% owned, except Optokon, Magna-lastic Devices, Inc. and Sentorque, Inc. which are 75% owned.

(2) Business also done under the names Trace Laboratories Central and Trace Laboratories East.

(3)  Business also done under the name Polycore Technologies.